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                                                                  EXHIBIT 23.5

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-26927, 333-35709, 333-35707, 333-23063, 333-45227 and 333-45155 for
Cendant Corporation on Form S-3, in Registration Statement No. 333-46661 for Cendant Corporation on Form S-4 and in Registration Statement Nos. 33-26875-33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656,
333-03241, 33-74068, 33-74066, 33-91658, 333-00475, 333-03237, 33-75684,
33-80834, 33-93372, 333-09633, 333-09637, 333-09655, 333-22003, 333-34517-2,
333-42503, 333-30649, 333-42549, 333-45183 and 333-47537 for Cendant
Corporation on Form S-8 of our report dated February 21, 1996, related to the consolidated financial statements of Davidson & Associates, Inc., appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1997.

                                          KPMG PEAT MARWICK LLP

Long Beach, California
March 30, 1998